CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 24, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Federal-Mogul Corporation on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal-Mogul Corporation on Form S-8 (File No. 333- 168508) and Form S-3 (File No. 333-187424).

/s/ GRANT THORNTON LLP
Southfield, Michigan
February 24, 2014